UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ------------------------

                                  FORM 8 K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) March 14, 2006
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                                Zanett, Inc.
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            (Exact name of registrant as specified in its charter)


Delaware                             0-27068                       56-4389547
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(State or other jurisdiction      (Commission                   (IRS Employer
of incorporation)                  File Number)           Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                         10022
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (646) 502-1800


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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

?    Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

?    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

?    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act           (17 CFR 240.14d-2(b))

?    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act           (17 CFR 240.13e-4(c))

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Item 1.01.   Entry Into a Definitive Material Agreement.

      On April 19, 2006, Zanett, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Data Road, Inc. ("Data Road") and Messrs. Jeffery Francis and John Vaughan, the shareholders of Data Road (the "Shareholders"). The Agreement provides for the Company to acquire all of the issued and outstanding capital stock of Data Road from the Shareholders. The parties intend to close the transaction on May 1, 2006.

      Founded in 2001, Data Road is a dedicated Oracle services company with specialization in managed services and remote hosting. Based in Jacksonville, Florida, Data Road provides managed services and consulting services throughout the United States.

      The total consideration to be paid by the Company to the Shareholders will be comprised of initial consideration, a purchase price adjustment based on the level of Data Road's net working capital at closing, and future contingent consideration.

      The initial consideration consists of $375,000 in cash and 125,000 shares of the Company's common stock ("Common Stock") valued at $375,000 based on a $3.00 price per share of Common Stock, of which 50,000 were issued into escrow to secure certain potential obligations of the Shareholders under the Agreement. The initial consideration may be adjusted for any difference between the amount of Data Road's net working capital at closing and $250,000, which was the benchmark level of working capital to be provided by Data Road.

      The Shareholders are eligible to receive contingent consideration of up to $1,875,000 in the aggregate for the three successive annual performance periods commencing May 1, 2006 based upon Data Road attaining specified earnings and revenue targets in each period.

      The Common Stock issued or issuable to the Shareholders pursuant to the Agreement is subject to certain transfer restrictions until the fifth anniversary of the closing of the transactions contemplated by the Agreement pursuant to a lock-up agreement with each of the Shareholders, subject to certain limited exceptions. In connection with the Agreement, the Shareholders will also enter into employment agreements with one of the Company's subsidiaries, Zanett Commercial Solutions, Inc.

      For accounting purposes, the Company will record the consideration based on the fair value of the amounts paid. For shares issued, the value will be based on the trading price of the Common Stock, less a discount reflecting the impact of the lock-up agreement that prevents the Shareholders from selling that Common Stock. Contingent consideration will be recorded by the Company when the achievement of the EBITDA and revenue targets is satisfied beyond a reasonable doubt.

      The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

      As previously reported in the Company's Form 10-KSB for the year ended December 31, 2005, on March 14, 2006, the Company issued a promissory note in the amount of $500,000 to Bruno Guazzoni, the uncle of the Company's Chief Executive Officer, Claudio Guazzoni, and the owner of approximately 23.5% of the Company's outstanding common stock. The note has a maturity date of May 31, 2007 and requires quarterly cash payments for interest beginning March 31, 2006, at the rate of fifteen percent (15%) per annum. Principal is repayable in cash at maturity. The note may be pre-paid without penalty. On March 15, 2006, the Company issued another promissory note in the amount of $500,000 to Bruno Guazzoni. The note had an initial maturity date of January 2, 2007, which was extended to May 31, 2007 on March 30, 2006, along with the maturity dates of three other promissory notes that the Company has issued to Mr. Guazzoni. The note requires quarterly cash payments for interest beginning March 31, 2006, at the rate of fifteen percent (15%) per annum. Principal is repayable in cash at maturity. The note may be pre-paid without penalty.


Item 2.02.   Results of Operations and Financial Condition.

      On March 31, 2006, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release contained information regarding the Company's financial results for the fiscal year ended December 31, 2005.

      The foregoing information, furnished under "Item 2.02 Results of Operations and Financial Condition," shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      As described above under Item 1.01, on March 14, 2006 and March 15, 2006, the Company issued two promissory notes in the amount of $500,000 each to Bruno Guazzoni. The terms of the notes are described in Item 1.01, which description is incorporated herein by reference. The notes were filed as exhibits 10.16 and 10.17, respectively, to the Company's Form 10-KSB for the fiscal year ended December 31, 2005.


Item 9.01.   Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

(b)   Pro Forma Financial Information.

(c)   Exhibits.

10.1* Stock Purchase Agreement by and among Data Road, Inc., Zanett, Inc.,
      Zanett Commercial Solutions, Inc. and Messrs. Jeffery Francis and John Vaughan, dated as of May 1, 2006.

99.1  Press release dated March 31, 2006.

* Exhibits and schedules omitted. The Company will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ZANETT, INC.



Date:  April 24, 2006                  By:  /s/ Kenneth A. DeRobertis
                                            -------------------------
                                            Kenneth A. DeRobertis
                                            Chief Financial Officer

                                Exhibit Index

10.1* Stock Purchase Agreement by and among Data Road, Inc., Zanett, Inc.,
      Zanett Commercial Solutions, Inc. and Messrs. Jeffery Francis and John Vaughan, dated as of May 1, 2006.

99.1  Press release dated March 31, 2006.

* Exhibits and schedules omitted. The Company will furnish a supplementary copy of any omitted exhibit or schedule to the Commission upon request.